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                 CONSENT OF WEINICK SANDERS LEVENTHAL & CO., LLP

                   (INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS)

We consent to the use in Amendment No. 2 to the Registration Statement No. 333-47977 on Form SB-2 under the Securities Exchange Act of 1933 of our report dated September 22, 1998 on the balance sheets of American ATM Corp. as at June 30, 1998 and 1997 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended June 30, 1998 and 1997, and to the reference to our firm under the heading "Experts" in the Prospectus.




New York, N.Y.
October 9, 1998






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